SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                          (Amendment No.             )

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:


[ ]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))



                            MARGO NURSERY FARMS, INC.
                (Name of Registrant as Specified in Its Charter)



                            MARGO NURSERY FARMS, INC.
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                            MARGO NURSERY FARMS, INC.
                                    ROAD 690
                                  KILOMETER 5.8
                          VEGA ALTA, PUERTO RICO 00762






                                                              November 17, 1997



Dear Shareholders:

         You are cordially invited to attend a special meeting of shareholders of Margo Nursery Farms, Inc. ("Margo"), to be held on December 15, 1997 at 10:00 a.m., local time, at the offices of Pietrantoni Mendez & Alvarez, Suite 1901, Banco Popular Center, 209 Munoz Rivera Avenue, San Juan, Puerto Rico.


         At the meeting, shareholders will be asked to consider and approve the reincorporation of Margo as a Puerto Rico corporation. The business of Margo would continue to be operated by a newly organized Puerto Rico corporation that will adopt the name "Margo Nursery Farms, Inc." You would have the same ownership interest in the new Puerto Rico corporation as you now have in Margo. Your shares of stock would be automatically converted on a share-for-share basis into shares of stock in the new Puerto Rico corporation without your having to exchange your present stock certificates.


         For the reasons set forth in the accompanying proxy statement, which you are urged to read, your Board of Directors strongly believes that the reincorporation of Margo as a Puerto Rico corporation will be advantageous to Margo and its shareholders and unanimously recommends that you vote "For" the proposal.

         It is important that your shares be represented at the meeting whether or not you are able to attend personally. Accordingly, I urge you to complete, sign and date the enclosed Proxy Card and return it in the enclosed envelope as promptly as possible.

                                            Sincerely,


                                            Michael J. Spector
                                            Chairman of the Board,
                                            Chief Executive Officer
                                              and President

                            MARGO NURSERY FARMS, INC.
                                    ROAD 690
                                  KILOMETER 5.8
                          VEGA ALTA, PUERTO RICO 00762

              -----------------------------------------------------


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD DECEMBER 15, 1997

              -----------------------------------------------------



         NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Margo Nursery Farms, Inc. ("Margo"); will be held on December 15, 1997 at 10:00 a.m., local time, at the offices of Pietrantoni Mendez & Alvarez, Suite 1901, Banco Popular Center, 209 Munoz Rivera Avenue, San Juan, Puerto Rico, for the following purposes:

                  (1) To consider and act upon the reincorporation of Margo as a Puerto Rico corporation. The reincorporation of Margo would result in
         (a) Margo merging with and into a new Puerto Rico corporation which would change its name to Margo Nursery Farms, Inc. and would conduct the business presently being conducted by Margo, and (b) all holders of Margo common stock becoming holders, on a share-for-share basis, of shares of common stock of the new Puerto Rico corporation, all as more fully described in the accompanying proxy statement.

                  (2) To transact such other business as may properly be brought before the meeting or any adjournment thereof.

         The Board of Directors has designated the close of business on November 11, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any and all adjournments thereof.


         Holders of Margo common stock are entitled to dissenters' right of appraisal. If the reincorporation of Margo as a Puerto Rico corporation is approved, dissenting shareholders may be entitled, subject to compliance with the requirements of the Florida Business Corporation Act, to receive the fair value of their shares. See "Dissenters' Right" in the accompanying Proxy Statement and Exhibit B to said Proxy Statemment.


         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING WHETHER OR NOT YOU ARE ABLE TO ATTEND THE MEETING IN PERSON. PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE THE SHARES REGISTERED IN YOUR NAME IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                     By order of the Board of Directors,





                                     Margaret D. Spector
                                     Secretary
Vega Alta, Puerto Rico
November 17, 1997

                            MARGO NURSERY FARMS, INC.
                                    ROAD 690
                                  KILOMETER 5.8
                          VEGA ALTA, PUERTO RICO 00762

                      ------------------------------------


                                 PROXY STATEMENT

                      ------------------------------------




                         SPECIAL MEETING OF STOCKHOLDERS
                         to be held on December 15, 1997






         This Proxy Statement is being furnished to the holders of the common stock, $.001 par value ("Margo Common Stock") of MARGO NURSERY FARMS, INC., a Florida corporation ("Margo"), in connection with the solicitation of proxies by the Board of Directors of Margo for a Special Meeting of Stockholders (the "Special Meeting") to be held at the place and time and for the purposes set forth in the accompanying Notice of Special Meeting Shareholders. This Proxy Statement and accompanying form of proxy are first being sent to stockholders on or about November 18, 1997.

         The Board of Directors has ordered the Special Meeting to be held on Monday, December 15, 1997, and has fixed the close of business on November 11, 1997, as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of, and to vote at, the Special Meeting or at any adjournment or postponement thereof. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Margo Common Stock is necessary to constitute a quorum at the meeting. In determining the presence of a quorum at the Special Meeting, abstentions are counted and "broker non-votes" are not. A "broker non-vote" results when a broker or nominee has physically indicated on the proxy that it does not have discretionary authority to vote on a particular matter (even though those shares may be enticed to vote on other matters). The Florida Business Corporation Act, as currently in effect ("FBCA") provides that the proposed reincorporation will be approved if the votes cast in favor of the action represent a majority of the shares entitled to be cast on the action. Therefore, under FBCA, abstentions and broker non-votes shall have the same effect as a vote against the proposed reincorporation.


         As of the Record Date, Margo had 1,895,322 outstanding shares of Margo Common Stock. Holders of Margo Common Stock are entitled to one vote per share, exercisable in person or by proxy, at all meetings of stockholders. The Margo Common Stock is the only class of Margo's securities which is entitled to vote on any matter submitted to a vote at the Special Meeting.

         Proxies in the accompanying form, properly executed, duly returned to Margo and not revoked, will be voted in the manner specified. If no instructions are made, such shares will, except as provided in the second paragraph of this Proxy Statement, be voted (i) for the approval of the reincorporation of Margo as a Puerto Rico corporation pursuant to which Margo would merge into a new Puerto Rico corporation which would change its name to "Margo Nursery Farms, Inc." and would conduct the business presently being conducted by Margo; (ii) in the proxyholder's discretion on any other matters that may properly come before the Special Meeting. Returning a signed proxy will not affect a stockholder's right to attend the Special Meeting and to vote in person, since proxies are revocable. A proxy for the Special Meeting may be revoked at any time prior to its use by submission of a later dated proxy, by delivery of written notice of revocation to the President of Margo, or by voting in person at the Special Meeting. Presence at the Special Meeting does not of itself revoke a proxy.

         Margo will pay the entire cost of soliciting proxies for the Special Meeting. Solicitation of proxies may be made through personal visits or telephone calls to stockholders or their representatives by officers and other employees of Margo, who will receive no additional compensation therefor.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth, as of November 14, 1997, the number of shares of Margo Common Stock owned beneficially by the following persons and the percentage of all shares outstanding represented by such ownership: (a) each director and executive officer of Margo; (b) all executive officers and directors of Margo as a group; and (c) each person or entity known by Margo to be the beneficial owner of more than five percent (5%) of the outstanding Margo Common Stock. Unless otherwise stated, all shares are held with sole investment and voting power.

                                                                             AMOUNT
                                        NAME OF                                OF
                                    BENEFICIAL OWNER                       BENEFICIAL              PERCENT
                                                                           OWNERSHIP(1)           OF CLASS(1)
--------------------------------------------------------------------- --------------------    -----------------
DIRECTORS AND MANAGEMENT
         Michael J. Spector..........................................      1,272,382(2)             65.8%
         Highway 690, Km. 5.8
         Vega Alta, PR 00646

         Margaret D. Spector.........................................      1,272,382(2)             65.8%
         Highway 690, Km. 5.8
         Vega Alta, PR 00646

         Frederick D. Moss...........................................        9,000(3)                 (4)

         Blas Ferraiuoli.............................................        8,500(3)                 (4)

         Michael A. Rubin............................................        4,000(3)                 (4)

         All directors, nominees and
          executive officers as a group,
          consisting of nine persons,
          including those named above................................      1,321,622(5)            67.28%

--------

(1) The percent of class held by each person includes the number of shares of Margo Common Stock the named person(s) has the right to acquire upon exercise of stock options that are exercisable within 60 days of November 14, 1997 (except in the case of Mr. and Mrs. Spector in which case all shares issuable upon exercise of stock options are included whether or nor exercisable within 60 days of November 14, 1997). Shares owned by Mr. and Mrs. Spector include the amount of shares owned by their spouse and therefore are shown more than once. See footnote (2) below. Such shares are shown only once, however, in the total for all directors and officers as a group.


(2) Includes 947,194 shares held directly by Mr. Spector and 269, 688 shares held directly by Mrs. Spector. Also, includes stock options to acquire 30,000 and 7,500 shares held by Mr. Spector and Mrs. Spector, respectively. The Spectors share voting and investment power over the shares owned by each other.


(3) Includes 4,500, 4,500 and 1,000 shares issuable upon exercise of stock options exercisable on or within 60 days of November 14, 1997, in the case of Messrs. Moss, Ferraiuoli and Rubin, respectively.


(4) Represents less than 1%.


(5) Includes 37,500 shares issuable upon exercise of stock options to Mr. and Mrs. Spector and 28,700 shares issuable upon exercise of stock options to other executive officers and directors that are exercisable on or within 60 days of November 14, 1997.

                                                                             AMOUNT
                                        NAME OF                                OF
                                    BENEFICIAL OWNER                       BENEFICIAL              PERCENT
                                                                           OWNERSHIP(1)           OF CLASS(1)
--------------------------------------------------------------------- --------------------    -----------------
OTHER PRINCIPAL HOLDERS

         J. Morton Davis............................                       189,149(6)               9.9%
         D.H. Blair Holdings, Inc.
         D.H. Blair Investment Banking Corp.
         44 Wall Street
         New York, New York 10005

--------
(6) This amount consists of 189,149 shares held in the name of D.H. Blair Investment Banking Corp., a registered broker-dealer which is wholly-owned by D.H. Blair Holdings, Inc. which in turn is wholly-owned by J. Morton Davis. This amount is based upon a Schedule 13G dated February 9, 1995 filed with the Securities and Exchange Commission. According to the Schedule 13G, Mr. Davis shares the power to vote and dispose all 189,149 shares of Margo Common Stock reported with the Boards of Directors of Blair Investment and Blair Holdings.

                             PROPOSED REORGANIZATION

GENERAL


         For the reasons set forth below under "Purpose," the Board of Directors and management of Margo believe that it is in the best interests of Margo and its shareholders to reincorporate Margo as a Puerto Rico corporation. Margo Transition Corp. ("Transition"), a corporation organized under the laws of Puerto Rico, was established to accomplish the reincorporation of Margo pursuant to a proposed merger of Margo and Transition. As a result of the proposed merger, all current Margo shareholders will have the same equity interest in Transition as they now have in Margo. Margo's business will continue to be conducted by Transition. The consolidated capitalization, assets and liabilities of Transition following the reorganization will be the same as Margo's immediately prior to the reincorporation, except for any expenses incurred in connection with the transaction or the payment of any taxes payable by Margo, which in either case are not expected to be substantial. Prior to the consummation of the proposed reincorporation, Margo Bay Farms, Inc., a wholly-owned subsidiary of Margo, will be merged with and into Margo, with Margo being the surviving corporation.


         The reincorporation will be accomplished by means of a merger, the basic features of which are as follows:

         1. Margo has formed Transition, as a corporate entity incorporated under the laws of Puerto Rico.

         2. Upon consummation of the proposed reincorporation, Margo will be merged with and into Transition, with Transition being the surviving corporation of such merger. Transition will then change its name to Margo Nursery Farms, Inc. and will succeed to all the rights, assets, liabilities and obligations of Margo. As a result, the business presently conducted by Margo will be conducted under the name Margo Nursery Farms, Inc. by Transition.

         3. All holders of Margo Common Stock will become holders, on a share-for-share basis, of shares of common stock of Transition having the same rights with respect to Transition as their shares of Margo Common Stock now have with respect to Margo.

PURPOSE

                  The principal reasons for the reincorporation of Margo as a Puerto Rico corporation are the following:

         1.       UNITED STATES INCOME TAXES.

         Margo, as a corporation organized in the State of Florida and doing business in Puerto Rico, is subject to United States income tax with respect to all its income, including income from sources within Puerto Rico. Margo is also subject to Florida and Puerto Rico taxes. In the past, Margo has not had any United States income tax liability with respect to its non-United States source income because of its election to be treated as a possessions corporation for federal income tax purposes pursuant to Section 936 of the Internal Revenue Code of 1986, as amended (the "Code") for taxable years commencing prior to January 1, 1996 and Section 30A of the Code for taxable years commencing after December 31, 1995. For the applicable taxable years, Sections 936 and 30A of the Code allow United States corporations that meet certain requirements and elect its application ("Possession Corporations") a credit, subject to qualification of the source and nature of the income and certain other limitations, for the United States federal tax on income derived from sources outside of the United States that is attributable to business operations in Puerto Rico. The Section 936 credit and the Section 30A credit have been used by Margo to shelter from United States income taxation all of its nonUnited States source income from its business operations.


         As a result of amendments incorporated in the Small Business Job Protection Act of 1996, the Section 936 credit is now being phased out over a ten-year period through the year 2005 and is available only for existing 936 Corporations. The Section 936 credit is limited to forty percent (40%) of the credit previously allowed prior to 1994. The 1996 Amendments also created
Section 30A of the Code, as explained below. In addition, the 1996 Amendments eliminated the credit previously available for income derived from certain qualified investments in Puerto Rico.

         For taxable years commencing after December 31, 1995 and beginning before January 1, 2006, Section 30A permits a "qualifying domestic corporation" ("QDC") that meets certain gross income tests to claim a credit (the "Section 30A Credit") against the federal income tax imposed on taxable income derived from sources outside the United States from the active conduct of a trade or business in Puerto Rico or from the sale of substantially all the assets used in such business ("possession income"). Margo is a QDC and has elected to be taxable under Section 30A for taxable years commencing after December 31, 1995. The Section 30A Credit will not be available for taxable years commencing after December 31, 2005.

         The Section 30A Credit is limited to the sum of (i) sixty percent (60%) of qualified possession wages as defined in the Code, which includes wages up to eight-five percent (85%) of the maximum earnings subject to the OASDI portion of Social Security taxes, plus an allowance for fringe benefits of fifteen percent (15%) of qualified possession wages, (ii) a specified percentage of depreciation deductions ranging between fifteen percent (15%) and sixty-five percent (65%) based on the class life of tangible property, and (iii) a portion of Puerto Rico income taxes paid by the QDC, up to a nine percent (9%) effective tax rate.

         While Margo has to date been able to shelter all its income with the
Section 30A Credit, if Margo is successful in significantly increasing its revenues in the future, it might not be able to shelter all of its income under the Section 30A Credit. Furthermore, the Section 30A Credit will not be available after the year 2005. Thus, double taxation of some of Margo's possession income could occur if it does not reincorporate into a Puerto Rico corporation.

         As a corporation organized under the laws of Puerto Rico Margo would be subject to Unites States income taxes only on its fixed or determinable, annual or periodical income from United States sources and also, in the event it becomes engaged in business in the United States, on its income effectively connected with its United States trade or business. Therefore, in the event the reincorporation is consummated, the possibility of taxation under the Code would be avoided because as a Puerto Rico corporation, Margo would not be subject to United States income taxes on its non-United States operating income.

         2.       PUERTO RICO INCOME TAXES.

         From a Puerto Rico income tax point of view, the proposed reincorporation will also offer certain institutional investors an advantage that under Margo's current legal structure is not available. Dividends paid by Margo to corporations or partnerships organized under the laws of Puerto Rico or corporations or partnerships organized elsewhere but engaged in a Puerto Rico trade or business do not qualify for a dividends received deduction and therefore are totally subject to Puerto Rico income tax. However, if the reincorporation takes place, these shareholders would be entitled to claim, subject to certain limitations, an eighty-five percent (85%) dividends received deduction with respect to dividends received from Transition.

         3.       UNITED STATES AND PUERTO RICO ESTATE AND GIFT TAXES.


         For certain individual shareholders, the reincorporation of Margo as a Puerto Rico corporation could also improve the United States and Puerto Rico estate and gift tax consequences related to the transfer by death or gift of shares of Margo. Under the Code and the PR Code, the transfer by death or gift of property situated in Puerto Rico by certain United States citizens who at the time of death or gift are residents of Puerto Rico is not subject to United States and Puerto Rico estate and gift tax. See "Tax Consequences of the Conversion - Puerto Rico Tax Consequences - Puerto Rico Estate and Gift Taxes." Since Margo was organized under the laws of Florida, its shares are treated as property situated in the United States. Accordingly, the transfer by death or gift of shares of Margo by these shareholders may be subject to United States and Puerto Rico estate or gift tax if at the time of the transfer of such shares by death or gift Margo continues to be organized under the laws of Florida. However, if Margo is converted into a Puerto Rico corporation, its shares will be treated as situated outside the United States and within Puerto Rico. Therefore, a transfer by death or gift of such shares by these shareholders would not be subject to either United States or Puerto Rico estate or gift tax.

         4.       PUERTO RICO CORPORATE PROPERTY TAX.

         The reincorporation of Margo as a Puerto Rico corporation also eliminates certain disadvantages that currently exist for certain of its shareholders. Under certain circumstances, the shares of Margo Common Stock owned by any corporation or partnership (whether or not organized under the laws of Puerto Rico) that is engaged in a trade or business in Puerto Rico may be subject to a personal property tax imposed by the municipalities of Puerto Rico under the MPTA. If the reincorporation takes place, such shares would not be subject to personal property tax in Puerto Rico.

         5.       OPERATIONAL COSTS.

         By operating as a Florida corporation that has its principal place of business in Puerto Rico, Margo is subject to multiple filing requirements under the laws of the Unites States, Florida and Puerto Rico. This situation represents additional operational costs which could be reduced if Margo converts from a Florida corporation to a Puerto Rico corporation.

MERGER AGREEMENT

         The Agreement and Plan of Merger (the "Merger Agreement") is attached to this Proxy Statement as Exhibit A. The Merger Agreement has been unanimously approved by the Board of Directors of both Margo and Transition. The Merger Agreement has been executed but, pursuant to Florida law, the transactions contemplated thereby cannot be consummated without the approval by the holders of the majority of the outstanding shares of Margo Common Stock. The book value of the Margo Common Stock will not be affected by the reorganization, except for any expenses incurred in connection with the transaction or the payment of any taxes payable by Margo, which in either case are not expected to be substantial. See "Tax Consequences of the Conversion".

CONVERSION OF SHARES

         Pursuant to the terms and conditions of the Merger Agreement, each share of Margo Common Stock, $0.001 par value, which is outstanding immediately prior to the merger will be converted into one share of Common Stock, $0.001 par value, of Transition ("Transition Common Stock") having the same rights' powers, qualifications, limitations and restrictions with respect to Transition as the Margo Common Stock presently has with regard to Margo.

         IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO SURRENDER THEIR CERTIFICATES. Certificates representing Margo Common Stock will be deemed to be certificates for an equal number of shares of Transition Common Stock. After the merger, certificates that previously represented Margo Common Stock will be replaced by certificates representing Transition Common Stock when submitted to the transfer agent with a request that they be so replaced or when presented for transfer. If any certificate is to be reissued in a name other than that in which the certificate surrendered is registered, the person requesting such exchange shall pay any transfer or other taxes incident thereto.

CONDITIONS OF MERGER

         Consummation of the merger is subject to fulfillment, on or before the effective date of the merger, of the following conditions: (1) approval by the holders of a majority of the outstanding shares of Margo Common Stock; and (2) receipt of a an opinion from Pietrantoni Mendez & Alvarez satisfactory in form and substance to Margo, to the effect that the merger constitutes a tax-free reorganization under the Internal Revenue Code of 1994, as amended, and as to such further matters as are set forth below under "Federal Income Tax Consequences".


TERMINATION

         At any time prior to the comsummation of the merger, the Merger Agreement may be terminated and the merger abandoned by the Board of Directors of Margo. The Board of Directors presently knows of no reason why the merger may be abandoned.

STOCK OPTION PLAN AND STOCK OPTION AGREEMENTS

         On the effective date of the merger, Transition shall: (a) assume all of the rights and obligations of Margo under the 1988 Stock Benefits Plan (the "1988 Plan") of Margo, including, but not limited to, the Employee Stock Option Plan and Employee Stock Benefits Plan adopted pursuant to the 1988 Plan; (b) assume all of the rights and obligations of Margo under any outstanding stock option agreements; and (c) reserve a sufficient number of shares of Transition Common Stock to fulfill its obligations under the 1988 Plan and any outstanding stock options.


DISSENTERS' RIGHTS

         Holders of Margo Common Stock are entitled to dissenters' rights of appraisal with respect to the merger contemplated herein pursuant to FBCA. The following discussion is not a complete statement of the law in connection to dissenters' rights under FBCA and is qualified in its entirety by the full text of Subchapter 13 of FBCA, which is reprinted in its entirety as Exhibit B to this Proxy Statement. A Margo shareholder who does not wish to accept Transition Common Stock to be received pursuant to the terms of the Merger Agreement may dissent from the merger and elect to receive the fair value of his shares as of the day prior to the date the merger is approved by Margo shareholders.

         A dissenting shareholder must deliver to Margo, before the vote on the merger is taken, written notice of his intent to demand payment for his shares if the proposed merger is effectuated, and the shareholder must not vote his shares in favor of the merger. A proxy or vote against the proposed merger does not constitute such notice of intent to demand payment. If the merger is approved by the shareholders, Margo must give written notice within ten (10) days after the shareholders authorized the merger to each dissenting shareholder who filed a notice of intent to demand payment for his shares if the Merger Agreement was adopted by the shareholders. A shareholder who elects to dissent must file, within twenty (20) days after receiving notice of the adoption of the Merger Agreement by Margo a notice of election for the payment of the fair value of his shares, including the number, classes and series of shares as to which he dissents; a shareholder who fails to file such election will be bound by the terms and conditions of the Merger Agreement. Notwithstanding the foregoing, a notice of election filed by a dissenting shareholder may be withdrawn in writing by the shareholder at any time before an offer is made by Margo to pay for his shares; no such notice of election may be withdrawn after such offer is made.

A dissenting shareholder filing an election to dissent must also deposit the certificates(s) representing his or her shares with Margo simultaneously with the filing of the election. Upon filing a notice of election to dissent, a dissenting shareholder shall thereafter be entitled to payment pursuant to the procedure set forth in the applicable sections of FBCA and shall not be entitled to vote or to exercise any other rights of a holder of Margo Common Stock.

         Margo shall make a written offer to each dissenting shareholder to pay an amount Margo estimates to be the fair value for such shares at the latest of
(i) ten (10) days after the expiration of the period in which shareholders may file their notices of election to dissent; or (ii) within ten (10) days after the effective date of the merger, but in no case later than ninety (90) days after the merger is approved. If the merger has not been consummated before the expiration on the 90-day period, the offer may be made conditional upon the consummation of such action. Such notice and offer must enclose: (i) a balance sheet of Margo as of the latest available date and not more than twelve (12) months prior to the making of such offer; and (ii) a profit and loss statement of Margo for the 12-month period ended on the date of such balance sheet. If the shareholder accepts the offer within thirty (30) days after receiving the offer, Margo must pay for the shares within ninety (90) days after making such offer or the consummation of the merger, whichever is later.

         If Margo fails to make such offer within the period specified under FBCA, or if the dissenting shareholder fails to accept the same within the period of thirty (30) days thereafter, Margo may file an action in any court of competent jurisdiction in Dade County requesting that the fair value of such shares be determined. Such action (i) must be filed by Margo within thirty (30) days after receipt of written demand from any dissenting shareholder given within sixty (60) days after the date on which the merger was effected, OR (ii) may be filed by Margo, at its election, at any time within sixty(60) days after the date on which the merger was effected. If Margo fails to institute the proceeding within the period prescribed above, any dissenting shareholder may do so in its name. All dissenting shareholders, other than shareholders who have agreed with Margo as to the value of their shares, will be made parties to the proceeding. Margo must pay each dissenting shareholder the amount found to be due to such shareholder within ten (10) days after final determination of the proceedings.

         The costs and expenses of any such proceedings will be assessed against Margo, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding and to whom Margo has made an offer to pay for their shares, if the court finds their refusal to accept such offer to have been arbitrary, vexatious or not in good faith.

         In order to exercise appraisal rights, a dissenting shareholder must fully comply with the statutory procedures described above.

Margo shareholders are urged to read the attached sections of FBCA regarding appraisal rights in their entirety and to consult with their legal advisers. Each shareholder of Margo who desires to assert his or her appraisal rights is cautioned that failure on his or her part to adhere strictly to the appraisal requirements of Florida law in any regard may cause a forfeiture of any appraisal rights.


                       COMPARATIVE RIGHTS OF STOCKHOLDERS


         If the merger contemplated herein is consummated, all shareholders of Margo will become holders of Transition Common Stock. The rights of the holders of Margo Common Stock who become holders of Transition Common Stock following the merger will be governed by Transition's certificate of incorporation and by-laws, as well as the laws of Puerto Rico, where Transition is incorporated. Transition's certificate of incorporation will be identical to the articles of incorporation of Margo immediately prior to the reorganization, except for (a) the elimination of references in the certificate of incorporation to Margo's Serial One Preferred Stock which have been redeemed, certain administrative provisions required to conform Margo's Articles of Incorporation to the Puerto Rico General Corporations Law of 1995 ("PRGCL") and (c) a provision limiting the personal liability of directors, which is automatic under FBCA, but is only effective under PRGCL if included in the certificate of incorporation. See "Comparative Rights of Stockholders - Director's Liability".


         The following summary compares the rights of the shareholders of Margo Common Stock with the rights of the holders of Transition Common Stock. The following information is qualified in its entirety by Transition's certificate of incorporation and by-laws, as well as Margo's articles of incorporation and by-laws, PRGCL and FBCA. A copy of the Certificate of Incorporation of Transition is set forth on Annex A to the Merger Agreement attached hereto as Exhibit A.

MERGERS, SHARES EXCHANGES AND SALES OF ASSETS

         FBCA provides that mergers and sales of substantially all of the property of a Florida corporation must be approved by a majority of the outstanding shares of the corporation entitled to vote thereon. FBCA also provides, however, that the shareholders of a corporation surviving a merger need not approve the transaction if: (a) the articles of incorporation of the surviving corporation will not differ from its articles before the merger, and
(b) each shareholder of a surviving corporation whose shares were outstanding immediately prior to the effective date of the merger will hold the same number of shares with identical designations, preferences, limitations and relative rights, immediately after the merger.

         PRGCL provides that mergers and sales of substantially all of the assets of Puerto Rico corporations must be approved by a majority of the outstanding stock of the corporation entitled to vote thereon. PRGCL also provides, however, that the stockholders of the corporation surviving a merger need not approve the transaction if: (i) the agreement of merger does not amend in any respect the certificate of incorporation of such corporation; (ii) each share of stock of such corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger; and (iii) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger, plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed twenty percent (20%) of the shares of common stock of such corporation outstanding immediately prior to the effective date of the merger.

RIGHTS OF DISSENTING STOCKHOLDERS

         Under FBCA, a shareholder of a corporation has the right to dissent from, and obtain the fair value of his or her shares in the event of, any of the following actions:

         (a)      certain mergers involving the corporation,

         (b) sale or exchange of all or substantially all of the assets of the corporation,

         (c)      certain control-share acquisitions,

         (d)      certain share exchanges,

         (e) certain amendments to the certificate of incorporation, and

         (f) any other corporate action, to the extent that the articles of incorporation give shareholders the right to dissent and obtain payment for his or her shares in connection with such corporation action.

         The right to dissent and obtain payment for the shares of a corporation does not apply with respect to a merger, share exchange or proposed sale or exchange of assets, if the shares of such corporation are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by not fewer than 2,000 shareholders. Holders of Margo Common Stock as of November 11, 1997 are entitled to dissenters' rights of appraisal under FBCA. For a description of such appraisal right, see "Dissenters Rights."

         Under PRGCL, a stockholder has the right, under certain circumstances, to dissent from certain mergers or consolidations and receive the fair value of its shares in cash in lieu of the consideration such stockholder otherwise would have received in the transaction. For this purpose, "fair value" may be determined by using all relevant factors, including a reasonable interest rate. Such fair value is determined by Puerto Rico Court of First Instance if a petition for appraisal is timely filed. Appraisal rights are not available, however, to stockholders of a corporation (i) if the shares are listed on a national securities exchange or quoted on the Nasdaq National Market System, or held of record by more than 2,000 stockholders and (ii) if stockholders are permitted by the terms of the merger or consolidation to accept in exchange for their shares
(a) shares of stock of the surviving or resulting corporation, (b) shares of stock of another corporation listed on a national securities exchange, quoted on the Nasdaq National Market System or held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares of such stock, or (d) any combination thereof. Stockholders are not permitted appraisal rights in a merger if such corporation is the surviving corporation and no vote of its stockholders is required.


STATE TAKEOVER LEGISLATION

         Certain provisions of FBCA attempt to discourage various types of coercive takeover practices involving a corporation and one or more of its significant shareholders. The main statutory provisions which address hostile corporate takeovers are Sections 607.0901 and 607.0902 of FBCA. Section 607.0901 of FBCA requires that certain affiliated transactions between the corporation and any person who is the beneficial owner of more than ten percent (10%) of the outstanding voting shares of the corporation (an "Interested Shareholder") be approved by the affirmative vote of the holders of two-thirds of the corporation's voting shares (other than the shares beneficially owned by the Interested Shareholder), in addition to any affirmative vote required by any other section of FBCA or by the corporation's articles of incorporation.

         For purposes of FBCA Section 607.0901, affiliated transactions include:
(i) any merger or consolidation of the corporation or any subsidiary of the corporation with the Interested Shareholder or an affiliate thereof; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the Interested Shareholder or any affiliate thereof of assets of the corporation having an aggregate fair market value equal to five percent (5%) or more of the aggregate fair market value of all the corporation's assets, outstanding shares, earning power or net income; (iii) the issuance or transfer by the corporation or any subsidiary of the corporation (in one transaction or a series of transactions) of any shares of the corporation or any subsidiary of the corporation which have an aggregate fair market value equal to five percent (5%) or more or the aggregate fair market value of all the outstanding shares of the corporation to the Interested Shareholder or any affiliate thereof except pursuant to the exercise of warrants or rights to purchase stock offered, or a dividend or distribution paid or made, pro rata to all shareholders of the corporation; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by, or pursuant to any agreement, arrangement, or understanding (whether or not in writing) with, the Interested Shareholder or any affiliate thereof; (v) any reclassification of securities (including, without limitation, any stock split, stock dividend, or other distribution of shares in respect of shares, or any reverse stock split) or recapitalization of the corporation, or any merger or consolidation of the corporation with any subsidiary of the corporation, or any other transaction, with the Interested Shareholder or any affiliate thereof, which has the effect, directly or indirectly (in one transaction or a series of transactions during any 12-month period), of increasing by more than five percent (5%) the percentage of the outstanding voting shares of the corporation or any subsidiary of the corporation beneficially owned by the Interested Shareholder; or (vi) any receipt by the Interested Shareholder or any affiliate thereof of the benefit, directly or indirectly (except proportionately as a shareholder of the corporation), of any loans, advances, guaranties, pledges, or other financial assistance or any tax credits or other tax advantages provided by or through the corporation.


         The two-thirds voting requirement does not apply to affiliated transactions when any one of the following seven requirements are met: (i) the affiliated transaction has been approved by a majority of the disinterested directors; (ii) the corporation has not had more than 300 shareholders of record at any time during the three years preceding the announcement date; (iii) the Interested Shareholder has been the beneficial owner of at least eighty percent (80%) of the corporation's outstanding voting shares for at least five (5) years preceding the announcement date of the affiliated transaction; (iv) the Interested Shareholder is the beneficial owner of at least ninety percent (90%) of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; (v) the corporation is an investment company registered under the Investment Company Act of 1940; (vi) in the affiliated transaction, consideration shall be paid to the holders of each class or series of voting shares and certain conditions shall have been met including, without limitation, (a) compliance with restrictions on the amount of the consideration paid; (b) compliance with certain restrictions on the type of consideration paid; (c) compliance with certain restrictions on the reduction of dividends by the corporation during the 3-year period preceding the announcement date; (d) compliance with restrictions on transactions between the corporation and the Interested Shareholder pursuant to which the Interested Shareholder receives any benefit (except proportionately as a shareholder of the corporation) of loans, advances, guaranties or other financial assistance from or through the corporation during the three year period preceding the announcement date; and (e) the mailing of a proxy statement describing the affiliated transaction to holders of voting shares of the corporation at least twenty-five (25) days before the consummation of such affiliated transaction;

or (vii) the corporation has elected, in compliance with FBCA, not to be governed by this statute. The proposed merger was unanimously approved by all the members of Margo's Board of Directors, thus, the provisions of Section
607.0901 do not apply to the proposed merger.

         Margo is also subject to the provisions of Section 607.0902 of FBCA. In general, the statute denies voting rights to shares purchased by an acquiring person who has obtained or anticipates obtaining a specified level of voting control in shares of an issuing public corporation as part of a control-share acquisition, except to the extent that such voting rights are conferred by resolution by the shareholders of the issuing public corporation. A vote of the shareholders to confer voting power under the statute must meet the criteria set forth in the statute, including the requirement for approval by a majority of all votes entitled to be cast in each voting group entitled to vote separately, excluding all interested shares. For purposes of the statute, an "issuing public corporation" is a corporation which has more than 100 shareholders, has its principal offices and place of business or substantial assets in the State of Florida, and either has (i) more than ten percent (10%) of its shareholders resident in Florida; or (ii) more than ten percent (10%) of its shares owned by residents of Florida; or (iii) 1000 shareholders resident in Florida. Provisions of this statute become effective when a person acquires or intends to acquire stock which, when added to all other shares owned by such person or in respect of which such person may exercise or direct voting power, either alone or as part of a group, would entitle such person to exercise at least twenty percent (20%) of the voting power of the issuing public corporation. The statute does not apply to acquisitions of any shares of an issuing public corporation (i) pursuant to a merger or share exchange effected in compliance with FBCA, or (ii) which have been approved by the board of directors of such issuing public corporation. Since the proposed merger complies with FBCA and was approved by the Board of Directors of Margo, the provisions of Section 607.0902 are not applicable to the merger.

         PRGCL does not have any statutory provisions addressing corporate takeover practices.

AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS

         Section 607.1002 of FBCA permits the Board of Directors to amend the Articles of Incorporation of a corporation in certain minor respects without stockholder action, but Section 607.1003 requires most amendments to be adopted by the stockholders upon recommendation of the Board of Directors. Amendments may be adopted by a majority of the votes cast, a quorum being present, unless the proposed amendment is one which would create dissenters' rights, in which case, amendments may only be adopted by a majority of the votes entitled to be cast.

         Any shareholder of a corporation has the right under FBCA to dissent and obtain payment of the fair value of his shares in the event that the articles of incorporation of the corporation are amended if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by: (i) altering or abolishing any preemptive rights attached to any of his shares; (ii) altering or abolishing the voting rights pertaining to any of his shares; (iii) effecting an exchange, cancellation or reclassification of any of his shares if such action affects his voting rights or his percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages with respect to such shares; (iv) reducing the stated redemption price of any of the shareholder's redeemable shares, or altering any provision with respect to any sinking fund for the redemption of shares, or making any shares subject to redemption when they are not otherwise redeemable; (v) making noncumulative any dividends on the shareholder's preferred shares; (vi) reducing the stated dividend preference on any of the shareholder's preferred shares; and (vii) reducing any stated preferential amount payable on any of the shareholder's preferred Shares upon liquidation of the corporation. The procedure to exercise appraisal rights with respect to an amendment to the articles of incorporation is set forth in Section
607.1320 of FBCA and is identical to the procedure regarding appraisal rights in case of a merger. See "Dissenter's Rights".

         Section 607.1020 of FBCA permits the Board of Directors of a corporation to amend or repeal the by-laws unless FBCA or the articles of incorporation provide otherwise. The stockholders entitled to vote have concurrent power to amend or repeal the by-laws.

         Under PRGCL, a Puerto Rico corporation's certificate of incorporation may be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote as a class, unless the certificate requires the vote of a larger portion of the stock. There are no dissenters' rights under PRGCL with respect to amendments to the articles of incorporation.


         According to PRGCL, the authority to adopt, amend or repeal the by-laws of a corporation once a corporation has received payment for its shares rests with the shareholders unless such power is granted to the Board of Directors. Margo's articles of incorporation confer such power to either its Board of Directors or shareholders. Transition's certificate of incorporation will include an identical provision.


DIVIDENDS

         FBCA authorizes the board of directors of a corporation to make distributions to its shareholders subject to any restrictions contained in its articles of incorporation; provided, that a distribution may not be made if, after giving it effect: (i) the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

         PRGCL permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, PRGCL generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

         Margo's by-laws state that dividends in cash or property may be declared and paid only out of the unreserved and unrestricted earned surplus of the corporation or out of capital surplus, but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share from such surplus shall be disclosed to the stockholders. Transition's by-laws will contain an identical provision.

         For a description of Transition's anticipated dividend policy, see "Financial Information".

SPECIAL MEETINGS OF STOCKHOLDERS; ACTION WITHOUT A MEETING

         Special meetings of shareholders may be called under FBCA by the board of directors, the persons authorized under the articles of incorporation or by-laws, or upon the written consent of the holders of at least ten percent (10%) of the shares entitled to vote at the meeting, unless a greater percentage, not to exceed fifty percent (50%), is required by the articles of incorporation. PRGCL states that such special meetings may be called only by the board of directors, unless the certificate of incorporation or by-laws provide otherwise.

         Margo's by-laws provide that special meetings of Margo's stockholders may be called by the President, Board of Directors, or when requested in writing by the holders of not less than ten percent (10%) of all the shares entitled to vote at the meeting. Transition's by-laws will contain an identical provision.

         Section 607.0704 of FBCA permits any action required or permitted by FBCA to be taken at an annual or special meeting of stockholders to be taken instead without meeting by written consent of stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Article 7.17 of PRGCL contains a provision similar to Section
607.0704 of FBCA.

VOTING

         Both FBCA and PRGCL authorize the articles of incorporation of a corporation to provide for cumulative voting for the election of directors.


         Each holder of Margo Common Stock is entitled to one vote for each share held, and such holders are not entitled to cumulative voting rights in the election of directors, pursuant to Margo's articles of incorporation or by-laws. Transition's certificate of incorporation and by-laws will not provide for cumulative voting.


DIRECTOR ELECTIONS


         Margo's directors are elected at an annual meeting of stockholders to hold office until the next succeeding annual meeting pursuant to Margo's articles of incorporation and by-laws. Each director holds office for the term for which he is elected and until his successor has been elected and qualified or until his earlier resignation, removal from office or death. The certificate of incorporation and by-laws of Transition will contain the same provisions as Margo's articles of incorporation and by-laws regarding the election of directors.


REMOVAL OF DIRECTORS

         Section 607.0808 of FBCA provides that the shareholders may remove one or more directors, with or without cause, at a meeting of shareholders, provided that the notice of the meeting states that the purpose, or one of the purposes, of the meeting is the removal of the director. The by-laws of Margo incorporate the above provision, which will be adopted in Transition's by-laws.

         Section 4.01(k) of PRGCL states that as a general rule any director or the board of directors as a whole may be removed with or without cause by the holders of a majority of the voting shares of a corporation, unless: (i) the board of directors is classified into groups in which case the director may be removed only with cause; and (ii) if cumulative voting is authorized under the certificate of incorporation of the corporation, in which case a director may not be removed without cause if the number of votes sufficient to elect him under cumulative voting is voted against his removal.

VACANCIES

         Under both FBCA and PRGCL whenever a vacancy occurs on a board of directors, including a vacancy resulting from an increase in the number of directors, it may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise. A sole remaining director may also fill such a vacancy pursuant to PRGCL. If the holders of shares of any voting group are entitled to elect a class of one or more directors by the provisions of the articles of incorporation, vacancies in such classes may be filled under FBCA and PRGCL by a majority of the directors then in office elected by such voting group or by a sole remaining director as elected; FBCA also authorizes holders of shares of that group to fill such vacancy.

         PRGCL authorizes any officer, shareholder, executor, administrator, guardian or other fiduciary to call a special meeting or request the Court of First Instance of Puerto Rico to summarily order the election of directors if the corporation does not have any directors at any given time. PRGCL also provides for the Court of First Instance of Puerto Rico to order an election to fill vacancies or newly created directorships upon the application of the holders of ten percent (10%) of the outstanding shares having a right to vote for such directors if, at the time of filling such directorships, the directors then in office constitute less than a majority of the entire board as constituted immediately prior to any increase.

         The by-laws of Margo authorize a vacancy in the Board of Directors to be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. The by-laws of Transition will contain an identical provision.

INDEMNIFICATION

         Under Section 607.0850 of FBCA, the directors and officers of Margo may be indemnified against certain liabilities which they may incur in their capacity as officers and directors. Such indemnification is generally available if the officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of Margo, and with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Indemnification may also be available unless a court of competent jurisdiction establishes by final adjudication that the actions or omissions of the executive are material to the cause of action so adjudicated and constituted: (a) a violation of the criminal law, unless the executive had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the executive derived an improper personal benefit; or (c) willful misconduct or conscious disregard for the best interest of Margo in a proceeding by or in the right of Margo to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Margo's articles of incorporation require Margo to indemnify its officers and directors to the full extent permitted by the statute. Further, to the extent that the proposed indemnitee is successful in the merits or otherwise in the defense of any action, suit or proceeding (or any claim, issue or matter therein) he or she must be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection with such proceeding.

         Section 4.08 of PRGCL contains detailed and comprehensive provisions providing for indemnification of directors and officers of Puerto Rico corporations against expenses, judgments, fines and settlements in connection with litigation. Under PRGCL, such indemnification is available if it is determined that the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of Transition, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of such action if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Transition and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to Transition unless and only to the extent that the Puerto Rico Court of First Instance or the court in which the action was brought determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         To the extent that the proposed indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding (or any claim, issue or matter therein), he or she must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         The certificate of incorporation of Transition will contain a provision identical to that existing in Margo's certificate of incorporation to the effect that the corporation will indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

DIRECTOR'S LIABILITY

         Section 607.0831 of FBCA provides that a director of Margo will not be personally liable for monetary damages to Margo or any other person for any statement, vote, decision or failure to act, regarding corporate management or policy, by a director unless: (a) the director breached or failed to perform his duties as a director, and (b) the director's breach of or failure to perform those duties constitutes: (1) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (2) a transaction in which the director derived an improper personal benefit, (3) a payment of certain unlawful dividends and distributions, (4) in a proceeding by or in the right of Margo to procure judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interests of Margo, or willful misconduct, or (5) in a proceeding by or in the right of someone other than Margo or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property. This provision would absolve directors of Margo of personal liability for negligence in the performance of their duties, including gross negligence. It would not permit a director to be exculpated, however, from liability for actions involving conflicts of interest or breaches of the traditional "duty of loyalty" to Margo and its shareholders, and it could not affect the availability of injunctive and other equitable relief as a remedy.

         Under PRGCL, any certificate of incorporation may include a provision to eliminate or reduce the personal liability of the directors of a corporation in connection with monetary damages resulting from the failure of a director to perform his fiduciary duties to the corporation, unless the director's liability arises from: (i) a breach of the directors' duty of loyalty towards the corporation or its shareholders; (ii) any act or omission committed by the director that was not in good faith, or that involved improper intentional conduct or any violation of law knowingly committed by the director; (iii) the illicit payment of dividends by a corporation; and (iv) a transaction in which the director derives an improper personal benefit. This provision would absolve directors from personal liability for negligence in the performance of their fiduciary duties toward the corporation, including gross negligence. The provision, however, would not permit a director to be exculpated from liability involving conflicts of interest or breaches of the traditional duty of loyalty to Transition and its stockholders. The certificate of incorporation of Transition will include such a provision limiting a director's liability.

         The provision limiting a director's liability does not eliminate the duty of care imposed upon directors of Transition. It only eliminates a director's personal monetary liability to Transition and the shareholders for damages arising out of the director's breach of his fiduciary duty of care to the extent permitted by Puerto Rico law as it now exists or may be amended in the future. In addition, such provision will not preclude the availability of equitable remedies (such as injunction or rescission) for breach of fiduciary duty of care. The provision will not change the liabilities of directors under the federal securities laws and will not limit or eliminate the liability of directors for monetary damages in suits brought by third parties (including governmental and regulatory agencies) for breach of such duty. Furthermore, the provision applies only to the personal liability of directors (whether or not they are also officers) acting as directors and has no effect on the potential liability of individuals for their actions as officers of Transition.


PREEMPTIVE RIGHTS

         The holders of Margo Common Stock have no preemptive rights to acquire any additional shares of Margo Common Stock. Similarly, the holders of Transition Common Stock will not have such preemptive rights.

PREFERRED STOCK


         The articles of incorporation of Margo authorize the issuance of 250,000 shares of one cent ($0.01) par value series preferred stock, and the board of directors is authorized to amend the articles of incorporation from time to time to divide the preferred stock into series and to determine the number of shares of each series and the relative rights, preferences and limitations of each such series. The certificate of incorporation of Transition will contain an identical provision. See "Description of Capital Stock of Transition."



                       TAX CONSEQUENCES OF THE CONVERSION

                      UNITED STATES AND PUERTO RICO INCOME
                  AND OTHER TAX CONSEQUENCES OF THE CONVERSION

         The following discussion summarizes certain United States and Puerto Rico tax aspects of the proposed merger. This discussion is based on the United States Internal Revenue Code of 1986, as amended (the "Code"), the Puerto Rico Internal Revenue Code of 1994, as amended (the "PR Code") and the Puerto Rico Municipal Property Tax Act of 1991, as amended (the "MPTA"), all as in effect on the date of this Proxy Statement.


         Some portions of the discussion are based on the assumption that (i) at the time of the merger the fair market value of Transition Common Stock would be approximately equal to the fair market value of Margo Common Stock surrendered pursuant thereto, (ii) at the time of the merger there is no plan or intention by the stockholders of Margo to sell, exchange, or otherwise dispose of any shares of Transition received in the merger that would reduce the Margo shareholders' ownership of Transition stock to a number of shares having a value, as of the date of the merger of less than fifty percent (50%) of the value of all of the formerly outstanding stock of Margo (including Margo stock held by dissenters and Margo stock redeemed prior to the merger) as of the date of the merger, (iii) there is no plan or intention to have Transition reacquire any of its stock issued in the merger, (iv) any plan or intention to have Margo or Transition sell or otherwise dispose of any of the assets of Margo prior to or after the merger (except for dispositions made in the ordinary course of business), would be independent from and not related to in any manner to the plan of merger, (v) the liabilities of Margo assumed by Transition, plus the liabilities, if any, to which the assets are subject, were incurred by Margo in the ordinary course of its business, (vi) the fair market value of the assets of Margo transferred to Transition will equal or exceed the sum of the liabilities assumed by Transition, plus the amount of liabilities, if any, to which the transferred assets are subject,
(vii) following the merger, Transition would continue the historic business of Margo or use a significant portion of Margo's historic business assets in its business, (viii) Margo, its stockholders and Transition would pay their respective expenses, if any, incurred in connection with the merger, and (ix) Transition would not be a "Passive Foreign Investment Company" or a "Controlled Foreign Corporation" for purposes of the Code.

         1.       UNITED STATES INCOME TAX CONSEQUENCES

                  - MARGO

         For purposes of the Code, the merger would be treated as a taxable sale by Margo of each of its appreciated tangible and intangible assets to Transition in exchange for Transition Common Stock and a distribution by Margo to its stockholders of Transition Common Stock.

         Any gain required to be recognized by Margo in connection with the transfer of an appreciated tangible asset used by it in the active conduct of its trade or business in Puerto Rico and the gain of which is considered to be from sources outside the United States, will qualify for the Section 30A Credit. Accordingly, Margo will not be subject to federal income tax on such a gain if Margo's Section 30A Credit base for the year of the merger is sufficient to offset such federal income tax. However, the amount of gain required to be recognized by Margo on the transfer of its tangible assets that (i) is derived from sources within the United States, or (ii) is attributable to tangible assets not used in the active conduct of a trade or business in Puerto Rico, will not qualify for the Section 30A Credit and, therefore, would be subject to federal income tax.

         With respect to the transfer of Margo's intangible assets to Transition, any gain required to be recognized by Margo on the transfer of such assets to Transition would not qualify for the Section 30A Credit and would therefore be entirely subject to United States income tax.

         The United States income tax that would be imposed on Margo as a result of the transfer of its appreciated tangible and intangible assets to Transition depends on the determination of the fair market value of such assets as of the effective date of the merger. The Board of Directors of Margo believes that any tax liability associated with the merger of Margo with and into Transition will be insignificant because it will have sufficient credit under Section 30A to shelter any tax that would be payable with respect to the transfer of tangible assets related to its trade or business in Puerto Rico and that it will not recognize any tangible gain from the transfer of its assets in Florida. Moreover, Margo does not expect to realize any gain from the transfer of intangible assets.

                  - TRANSITION

         Transition would not be required to recognize any gain or loss on the receipt of Margo's tangible and intangible assets in exchange for Transition Common Stock.

                  - THE STOCKHOLDERS

         A stockholder of Margo would not be required to recognize gain or loss as a result of the deemed exchange of Margo Common Stock for Transition Common Stock. Furthermore, the basis of Transition Common Stock received by a stockholder of Margo would be the same basis of the converted common stock of Margo and the holding period of Transition Common Stock received by each stockholder would include the holding period Margo Common Stock held by such stockholder immediately prior to the merger, provided that such shares of Margo were held by such stockholder as a capital asset on the date of the merger. The Margo stockholders may be subject to certain information and notice requirements imposed by regulations issued under Section 367(b) of the Code.

         A dissenting shareholder (other than an individual that is a bona fide resident of Puerto Rico for the entire taxable year) will be required to recognize gain and be subject to federal income if the amount received pursuant to the exercise of dissenter's rights exceeds such shareholder's adjusted basis in the Margo stock surrendered.

                  - DIVIDENDS PAID BY TRANSITION

         Except as further explained below, dividends paid by Transition to its stockholders would constitute ordinary gross income for purposes of the Code.

         Subject to certain exceptions and limitations, income taxes paid to Puerto Rico by stockholders of Transition that are individual residents of the United States or certain domestic corporations (as defined for purposes of the Code) with respect to dividends paid by Transition will qualify as income taxes paid to a possession of the United States for purposes of the foreign tax credit rules of the Code.

         In addition, provided that less than twenty-five (25%) of the gross income of Transition on an ongoing basis is effectively connected (or treated as effectively connected) with the conduct of a trade or business within the United States, dividends paid by Transition would be treated as income from sources outside the United States and from sources within Puerto Rico. Accordingly, dividends paid by Transition to an individual that for the entire taxable year in which the dividend is received is a bonafide resident of Puerto Rico, would be excludable from the gross income of such individual under Section 933(1) of the Code.

         As an exception to the above source of income rule, dividends paid by Transition to certain corporations from the accumulated earnings and profits of Margo that are treated by the Code as being received by Transition as a result of the merger, would be treated as income from sources within the United States to the extent such dividends qualify for the dividend received deduction rules of Section 243 of the Code.

                  - SALE OR EXCHANGE OF TRANSITION COMMON STOCK

         Any gain to be recognized by a United States resident (as defined in Section 865 of the Code) from the sale or exchange of Transition Common Stock will generally constitute income from sources within the United States.

         However, any such gain derived by an individual that is a bonafide resident of Puerto Rico during the entire taxable year will constitute income from sources within Puerto Rico and therefore, excludable from gross income pursuant to Section 933(l) of the Code.

                  - UNITED STATES ESTATE AND GIFT TAXES

         The transfer by death or gift of Transition Common Stock is subject to United States estate and gift taxes. However, such a transfer by a United States citizen that acquired such citizenship solely by reason of birth or residence in Puerto Rico and that at the time of death or gift is domiciled in Puerto Rico is not subject to United States estate or gift taxes under the Code.

         2.       PUERTO RICO TAX CONSEQUENCES

                  - INCOME TAX

                           - MARGO, TRANSITION, AND THE STOCKHOLDERS

                  Margo understands that the merger would constitute a tax free reorganization for purposes of the PR Code. Under these circumstances, (i) no gain or loss would be recognized by Margo upon the transfer of its tangible and intangible assets to Transition in exchange for Transition Common Stock, (ii) no gain or loss would be recognized by Margo upon the distribution to its stockholders of Transition Common Stock, (iii) no gain or loss would be recognized by Transition upon receiving Margo's tangible and intangible assets in exchange for Transition Common Stock, and (iv) Margo stockholders would not recognize gain or loss upon the deemed exchange of Margo Common Stock for Transition Common Stock. Furthermore, the basis of Transition Common Stock received by a stockholder of Margo would be the same basis of the converted common stock of Margo and the holding period of Transition Common Stock received by each stockholder would include the holding period of the common stock of Margo held by such stockholder immediately prior to the merger.

                  Margo will obtain an opinion of counsel to the effect that the merger constitutes a tax free reorganization under the PR Code.

                  A gain realized by a dissenting shareholder on account of surrendering Margo stock pursuant to the exercise of dissenter rights will be subject to Puerto Rico income tax if such shareholder is an individual resident of Puerto Rico or a corporation or partnership created or organized under the laws of Puerto Rico.

                  In the case of a gain realized by a dissenting shareholder not described in the preceding paragraph, such gain will be subject to Puerto Rico income tax (and in certain circumstances a tax to be withheld at source of up to twenty-five percent (25%) of the consideration received will be imposed) only if
(i) in the case of an individual citizen of the United States, such gain is treated as income derived from sources within Puerto Rico, or (ii) in the case of a foreign corporation or partnership or non-resident alien individual, such gain is income from sources within Puerto Rico or is effectively connected with a trade or business in Puerto Rico. To the extent such gain is subject to Puerto Rico income tax, a dissenting shareholder that is also subject to federal income tax on the gain may not be able to claim the Puerto Rico income tax imposed thereon against the applicable federal income tax. Margo may request a ruling from the Puerto Rico Department of the Treasury to provide that a dissenter's gain should not be treated as income from sources within Puerto Rico.

                           - DIVIDENDS PAID BY TRANSITION

                  The following discussion assumes that dividends paid by Transition would constitute income from sources within Puerto Rico under the PR Code.

                  The Puerto Rico income tax treatment of dividends paid by Transition would be as follows:

                           (i)     INDIVIDUALS.  Stockholders of Transition that
are individuals would be subject to a Puerto Rico tax of ten percent (10%) imposed on the total amount of dividends distributed by Transition from its earnings and profits derived from its taxable operations and from its operations covered by the Agricultural Tax Incentives Act of 1995, as amended ("ATIA"). Transition would be required to withhold the ten percent (10%) tax at the time of the dividend distributions. These stockholders may elect to be taxed on the dividends at the regular graduated Puerto Rico income tax rates.

                           Dividends distributed by Transition from earnings and
profits derived from its operations covered by the Puerto Rico Tax Incentives Act of 1997, as amended ("TIA") would be subject to a ten percent (10%) tax to be withheld at source. Stockholders that are individuals residents of Puerto Rico are entitled to credit against their Puerto Rico income tax liability, the ten percent (10%) withheld by Transition from such dividends.

                           (ii)     PUERTO RICO CORPORATIONS AND PARTNERSHIPS.
Dividends paid by Transition to a corporation organized under the laws of Puerto Rico or a partnership organized under the laws of Puerto Rico would generally constitute ordinary gross income. In computing its Puerto Rico income tax liability a Puerto Rico corporation or partnership (other than a "special partnership" or "subchapter N corporation") would be entitled to claim a dividend received deduction equal to eight-five percent (85%) of the dividends distributed by Transition from earnings and profits derived from its taxable operations (the "Dividend Deduction"). Margo may request a ruling from the Puerto Rico Department of the Treasury to confirm that dividends distributed by Transition from earnings and profits covered by the ATIA qualify for the Dividend Deduction. Dividends distributed by Transition from earnings and profits derived from its operations covered by the TIA would not qualify for the Dividend Deduction but would be subject to a tax of ten percent (10%) to be withheld at source.

                           (iii) FOREIGN CORPORATIONS AND PARTNERSHIPS.
Dividends distributed by Transition from earnings and profits derived from taxable operations and operations covered by the ATIA or the TIA to a corporation or partnership organized under the laws of a country other than Puerto Rico and that is not engaged in a trade or business in Puerto Rico, would be subject to a tax of ten percent (10%) that would be required to be withheld at source by Transition or any paying agent. The ten percent (10%) tax would be imposed on the total amount of dividends received without the benefit of any deductions.

                           If the foregoing corporation or partnership is
engaged in a trade or business in Puerto Rico, dividends paid by Transition to such entities from earnings and profits derived from its taxable operations and operations covered by the ATIA would constitute "income effectively connected" with the conduct of a trade or business for purposes of the PR Code. The dividends would not be subject to withholding at source and would be required to be reported as gross income in the entity's Puerto Rico income tax return and subject to the ordinary income tax rates. In computing its income tax liability under the PR Code, the foreign corporation or partnership would be entitled to claim the "Dividend Deduction" subject to the limitations previously discussed. Dividends distributed by Transition from its operations covered under the TIA would not qualify for the Dividend Deduction and would be subject to a tax of ten percent (10%) to be withheld at source.

                           - SALE OR EXCHANGE OF TRANSITION COMMON STOCK

                  Any gain realized by a stockholder of Transition from the sale, exchange or redemption of Transition Common Stock will not be subject to the Puerto Rico income tax under the PR Code only if the gain is income from sources without Puerto Rico and such stockholder (i) is an individual citizen of the United States not a resident of Puerto Rico, (ii) an individual not a citizen of the Unites States and not engaged in a trade or business in Puerto Rico, or (iii) a corporation or partnership organized under the laws of a country other than Puerto Rico and not engaged in a trade or business in Puerto Rico.

                  Any gain to be recognized by a stockholder of Transition from the sale or exchange of Transition Common Stock will constitute income from sources within Puerto Rico if title to and beneficial ownership of the stock is transferred in Puerto Rico. Any gain realized by a Transition stockholder on account of a redemption of Transition Common Stock will constitute income from sources within Puerto Rico.

                  - PROPERTY TAX CONSEQUENCES UNDER THE MPTA

         Under the MPTA the common stock of Transition would not be subject to personal property taxes.

                  - PUERTO RICO ESTATE AND GIFT TAXES

         The transfer by death or gift of Transition Common Stock by a United States citizen that acquired such citizenship solely by reason of birth or residence in Puerto Rico and that at the time of death or gift is domiciled in Puerto Rico is not subject to Puerto Rico estate or gift taxes under the PR Code.


                             MANAGEMENT AFTER MERGER

         The directors and officers of Margo at the date of the merger will continue to serve as directors and officers of Transition.


               ARTICLES OF INCORPORATION AND BY-LAWS OF TRANSITION



         If the merger is consummated, the certificate of incorporation of Transition, a copy of which is attached as Annex A to the Merger Agreement attached hereto as Exhibit A, will be substantially identical to the existing articles of incorporation of Margo, except for (a) the elimination of references in the articles of incorporation to Margo's Series One Preferred Stock which have been redeemed, (b) certain administrative provisions required to conform Margo's articles of incorporation to PRGCL and (c) a provision limiting the personal liability of directors, which is automatic under FBCA, but is only effective under PRGCL if included in the certificate of incorporation. See "Comparative Rights of Stockholders - Director's Liability".

         The by-laws of Transition, as such by-laws affect the rights of shareholders, are, in the opinion of Margo's management, substantively the same to the existing by-laws of Margo.


                   DESCRIPTION OF CAPITAL STOCK OF TRANSITION

         The authorized capital stock of Transition as of the effective date of the merger will consist of 250,000 shares of Preferred Stock, $0.01 par value, and 10,000,000 shares of Transition Common Stock, $0.001 par value, which is the same as the present capitalization of Margo.

         SERIAL PREFERRED STOCK. Subject to certain limitations, the Board of Directors of Transition will be authorized to issue the Preferred Stock in one or more series, to fix the number of shares in each series, and to determine the terms and features, including the designations, limitations, preferences and other rights, of the shares of each series. Among other things, the Board has the authority to determine the voting powers, if any, and the dividend, redemption and conversion rights and liquidation preferences, if any, with respect to each series.

         COMMON STOCK. The holders of Transition Common Stock will be entitled to participate equally in dividends if and when declared by the Board of Directors, and in the event of the liquidation of Transition, to share pro rata in any distribution of assets.

         The holders of Transition Common Stock will be entitled to one vote per share in the election of directors and on all other matters. Holders of Transition Common Stock will not have cumulative voting rights or preemptive or subscription rights. All shares of Transition Common Stock to be issued in the merger will be fully paid and nonassessable.


                              FINANCIAL INFORMATION

         After the merger the consolidated financial statements of Margo and Transition will be substantially the same as Margo's financial statements had the merger and related transactions not occurred.

         LEGAL OPINION. The legality of the Transition Common Stock to be issued in the merger will be passed upon for Transition by Pietrantoni Mendez & Alvarez, San Juan, Puerto Rico.

         DIVIDEND POLICY. The payment of dividends on Transition Common Stock will depend upon its earnings, financial condition and capital requirements and is subject to the discretion of the Board of Directors. Margo has not paid a dividend since February 1993.

         EFFECTIVENESS OF MERGER. The merger will become effective on the later of: (i) the date the Certificate of Merger is filed with the Secretary of State of Florida; and (ii) the date a Certificate of Merger is filed with the Secretary of State of Puerto Rico. Such filing will be made only after the required approval by the shareholders of Margo and after fulfillment or waiver of the other conditions to the Merger Agreement. See "Conditions of Merger."

VOTE REQUIRED

         The affirmative vote of a majority of the outstanding shares of Margo and Transition Common Stock is required to approve the merger. Margo, as the sole stockholder of Transition, has already approved the merger. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THIS PROPOSAL. Michael J. Spector and Margaret D. Spector (the "Spectors") jointly own more than a majority of the outstanding shares of Margo Common Stock. As a result, the Spectors have sufficient votes to approve the merger contemplated herein. See "Security Ownership of Certain Beneficial Owners and Management." The Spectors have indicated that they intend to vote FOR the merger.



                                 OTHER BUSINESS

         Each proxy solicited hereby also confers discretionary authority on the Board of Directors of Margo to vote the proxy with respect to matters incident to the conduct of the meeting, and upon such other matters as may properly came before the Special Meeting. Management is not aware of any business that may properly came before the Special Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly came before the Special Meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.


                               BY ORDER OF THE BOARD OF DIRECTORS



                                       Margaret D. Spector
                                            Secretary


                                      Vega Alta, Puerto Rico
                                        November 17, 1997

                                                                      EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of this ___ day of ______________, 1997, by and among MARGO NURSERY FARMS, INC., a Florida corporation ("Margo Farms"), and MARGO TRANSITION CORP., a Puerto Rico corporation ("Transition" or the "Surviving Corporation"). Margo Farms and Transition are hereinafter collectively referred to as the "Constituent Corporations".

                                   WITNESSETH:

         WHEREAS, Margo Farms is a Florida corporation with its principal place of business in the Commonwealth of Puerto Rico;

         WHEREAS, Transition is a wholly-owned subsidiary of Margo
Farms;

         WHEREAS, Transition was created to accomplish the reincorporation of Margo Farms as a Puerto Rico corporation pursuant to the merger of the Constituent Corporations;

         WHEREAS, the Constituent Corporations recognize that the reincorporation of Margo Farms as a Puerto Rico corporation will generally provide for greater administrative and operational flexibility and more efficient tax planning;

         WHEREAS, the Constituent Corporations recognize that the reincorporation may be effected through a merger in accordance with Section
607.1104 of the Florida Business Corporation Act (the "FBCA") and Article 10.02 of the Puerto Rico General Corporation Law of 1995 (the "PRGCL") with Transition as the surviving corporation, but with said corporation changing its name to Margo Nursery Farms, Inc. and conducting the business presently conducted by Margo Farms.

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

         1. MERGER. Margo Farms shall merge with and into Transition in accordance with the terms and conditions of this Agreement and the provisions of
Section 607.1104 of the FBCA and Article 10.02 of PRGCC (the "Merger"). Transition shall be the surviving corporation and shall continue its corporate existence under its current articles of incorporation filed under the Puerto Rico General Corporation Law of 1995. Upon the Effective Date (as hereinafter defined), the separate existence of Margo Farms shall cease.

         2. EFFECTIVE DATE. The Merger shall become effective at 11:59 p.m. on December 31, 1997 the date (the "Effective Date").

         3. CHANGE OF NAME. The Surviving Corporation shall change its name to Margo Nursery Farms, Inc.

         4.  EFFECT OF MERGER. Upon the Effective Date:

         (a) Margo Farms and Transition shall become a single corporation and the separate corporate existence of Margo Farms shall cease;

         (b) The Surviving Corporation shall succeed to and possess all of the rights, privileges, powers and immunities of Margo Farms which, together with all of the assets, properties, business, patents, trademarks, and goodwill of Margo Farms, of every type and description wherever located, shall vest in the Surviving Corporation without further act or deed and the title to any real property or other property vested by deed or otherwise in Margo Farms shall not revert or in any way be impaired by reason of the Merger;

         (c) all rights of creditors and all liens upon any property of the Constituent Corporations shall be unimpaired; The Surviving Corporation shall be subject to all of the contractual restrictions, disabilities and duties of the Constituent Corporations; and all debts, liabilities and obligations of the respective Constituent Corporations shall thereafter attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and obligations had been incurred or contracted by it, provided, however, that nothing herein is intended to or shall extend or enlarge any obligation or the lien of any indenture, agreement or other instrument executed or assumed by the Constituent Corporations; and

         (d) without limitation of the foregoing provisions of this Section 4, all corporate acts, plans, policies, contracts, approvals and authorizations of the Constituent Corporations, their shareholders, Boards of Directors, committees elected or appointed by the Boards of Directors, officers and agents, which were valid and effective and which did not have terms expressly requiring termination by virtue of the Merger, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Surviving Corporation as they were with respect to the Constituent Corporations.

         5. CERTIFICATE OF INCORPORATION; BY-LAWS. At the Effective Date, the Certificate of Incorporation and By-laws of Transition as in effect immediately prior to the Effective Date shall be the Certificate of Incorporation and By-laws of the Surviving Corporation. The Certificate of Incorporation of the Surviving Corporation is attached hereto as Annex A.

         6. DIRECTORS AND OFFICERS. At the Effective Date, the directors and officers of Margo Farms immediately prior to the Effective Date, shall be the directors and offices of the Surviving Corporation until their respective successors shall have been duly elected or appointed.

         7. CONVERSION OF SHARES AND STOCK OPTIONS. At the Effective Date, each of the following transactions shall be deemed to occur simultaneously:

         (a) Each share of common stock of Margo Farms, $.001 par value ("Margo Farms Common Stock"), authorized and issued immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one fully paid and nonassessable share of common stock, $.001 par value, of the Surviving Corporation ("Transition Common Stock");

         (b) Each share of Transition Common Stock issued and outstanding immediately prior to the Effective Date, all of which are owned by Margo Farms, shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled.

         (c) Upon the Effective Date, each option or other right to acquire Margo Farms Common Stock which is issued and outstanding immediately prior to the Effective Date, shall be converted, without any action on the part of the holder thereof, into the right to acquire an equivalent number of the shares of Transition Common Stock, on the same terms and conditions under which such holder could have acquired the shares of Margo Farms Common STock.

         8. EXCHANGE OF SECURITIES.

         (a) After the Effective Date, each certificate theretofore representing authorized and issued shares of Margo Farms

         Common Stock shall represent the same number of shares of Common Stock of the Surviving Corporation.

         (b) At any time on or after the Effective Date, each holder of certificates theretofore evidencing ownership of shares of Margo Farms Common Stock will be entitled, upon surrender of such certificates to the transfer agent of the Surviving Corporation, to receive in exchange therefor one or more new stock certificates evidencing ownership of the number of shares of Transition Common Stock into which such Margo Farms Common Stock shall have been converted in the Merger. If any certificate representing shares of Transition Common Stock is to be issued in a name other than that in which the certificate so surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall pay to the transfer agent any transfer or other taxes required by reason of the issuance of a certificate representing shares of Transition Common Stock in any name other than that of the registered holder of the certificate surrendered, or otherwise required, or shall establish to the satisfaction of the transfer agent that such tax has been paid or is not payable.

         (c) On the Effective Date, the stock transfer books of Margo Farms shall be deemed closed and no transfer of shares of Margo Farms Common Stock then outstanding shall thereafter be made or consummated.

         9. ASSUMPTION OF STOCK OPTION PLAN AND STOCK OPTION AGREEMENTS. On the Effective Date, Transition shall: (a) assume all of the rights and obligations of Margo Farms under the 1988 Stock Benefits Plan (the "1988 Plan") of Margo Farms, including, but not limited to, the Employee Stock Option Plan and Employee Stock Benefits Plan adopted pursuant to the 1988 Plan; (b) assume all of the rights and obligations of Margo Farms under any outstanding stock option agreements; and (c) reserve a sufficient number of shares of Transition Common Stock to fulfil its obligations under the 1988 Plan and any outstanding stock options.

         10. ARTICLES OF MERGER. Upon the execution of this Agreement, the parties shall promptly execute the appropriate Articles of Merger and Certificates of Merger as required by the FBCA and the PRGCL attached and file the same with the Secretaries of State of the State of Florida and the Commonwealth of Puerto Rico.

         11. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the Merger, and supersedes all prior agreements, written or oral, with respect thereto.

         12. FURTHER ACTIONS. All necessary action shall be taken to transfer information, contracts, assets, or any other property so that this Agreement be effected pursuant to the provisions included herein.

         13. AUTHORIZATION. The appropriate officers of the Constituent Corporations are authorized for and on behalf of and in the name of the Constituent Corporations to take or cause to be taken all such actions and to execute or cause to be executed such certificates and other documents as may be deemed necessary by them or desirable in order to effectuate this Agreement and to change the name of Transition to Margo Nursery Farms, Inc.

         14. BENEFITS. This Agreement shall be binding upon and inure to benefit the parties, their personal representatives, estates, successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

MARGO NURSERY FARMS, INC.                      MARGO TRANSITION CORP.


By:                                            By:
   ------------------------                       ----------------------

                                                                       ANNEX A

                          CERTIFICATE OF INCORPORATION

                                       OF

                             MARGO TRANSITION CORP.


         The undersigned, for the purpose of organizing a corporation under the General Corporation Law of 1995 of the Commonwealth of Puerto Rico (the "General Corporation Law") does execute this Certificate of Incorporation and does hereby certify as follows:


         FIRST: NAME OF CORPORATION. The name of this Corporation is Margo Transition Corp. (hereinafter referred to as the "Corporation").





         SECOND: DURATION. This Corporation shall have perpetual existence.

         THIRD: PURPOSE. The Corporation is organized for the purpose of transacting any and all lawful business and engaging in any lawful act or activity for which corporations may be organized under the General Corporation Law.

         FOURTH: CAPITAL STOCK:

         (a) The Corporation is authorized to issue 10,000,000 shares of one cent ($0.01) par value common stock, which shall be designated "Common Stock." Except as provided in this article or otherwise by law, the entire voting power for the election of directors and for all other purposes shall be vested exclusively in the holders of the Common Stock.

         (b) The Corporation is authorized to issue 250,000 additional shares of one cent ($.01) par value series preferred stock, which shall be designated "Preferred Stock." The Board of Directors is authorized to amend this Certificate of Incorporation from time to time to divide the Preferred Stock into series and to determine the number of shares of each such series and the relative rights, preferences and limitations of the shares of each such series. Whenever the Board of Directors acts under the preceding sentence, it shall adopt a resolution setting forth its actions and stating the designations and number of shares, and the relative rights, preference and limitations of the shares of each series thereby created or with respect to which it has made a determination or change, which rights, preference and limitations may differ with respect to the various series, and shall execute and file in the office of the Secretary of State a Certificate of Designation to the Certificate of Incorporation, as provided by law, with respect to such actions. Without limiting the foregoing, the Board of Directors is expressly authorized to so fix and determine, with respect to each series:

                  1. The number of shares which shall constitute that series and the name or designation of the series;

                  2. The rate and times at which dividends on that series shall be paid, and whether and the extent to which such dividends shall be cumulative or non-cumulative;

                  3. The right or rights, if any, of the holders of shares of that series to receive dividends payable on a parity with or in preference to the dividends payable on shares of any other class or series;

                  4. The preferential rights of the holders of shares of that series upon the liquidation of, or upon any distribution of the assets of, the Corporation;

                  5. The terms, if any, upon which the holders of the shares of that series may convert such shares into shares of any class or classes or of any series;

                  6. The terms and conditions, if any, on which shares of that series may be redeemed, including the redemption price or prices and the period or periods of such redemption;

                  7. The terms or amount of any sinking fund or purchase fund for the purchase or redemption of shares of that series;

                  8.       Voting rights, if any, of the shares of that series;
and

                  9. Any other rights and preferences of such shares, to the full extent now or hereafter permitted by the laws of the Commonwealth of Puerto Rico.

         FIFTH: REGISTERED OFFICE AND RESIDENT AGENT. The physical and mailing address of its designated office in the Commonwealth of Puerto Rico is: Road 690, Kilometer 5.8, Vega Alta, Puerto Rico, 00762. The resident agent at said office is Michael J. Spector.


         SIXTH: INCORPORATOR. The name and address of the sole incorporator, who will exercise no further authority following the filing of this Certificate of Incorporation in the Department of State of the Commonwealth of Puerto Rico, is as follows:

                                 Amneriz Veloso
                                   Suite 1901
                                 Popular Center
                             209 Munoz Rivera Avenue
                           San Juan, Puerto Rico 00918

         SEVENTH: BOARD OF DIRECTORS. The Corporation shall have five (5) directors. The number of directors may be increased or diminished from time to time by the by-laws but shall never be less than one (1). The names and addresses of the initial directors who shall act until their successors are duly elected and qualified are set forth below:

                               Michael J. Spector
                            Road 690, Kilometer 5.8
                          Vega Alta, Puerto Rico 00762

                                 Frederick Moss
                          37 Riverside Drive, Apt. 14A
                            New York, New York 10023

                                Michael A. Rubin
                               7777 SW 114th St.
                                 Miami, Florida

                              Margaret D. Spector
                            Road 690, Kilometer 5.8,
                          Vega Alta, Puerto Rico 0762

                               Blas R. Ferrauioli
                        Banco Popular Center, Suite 1822
                            209 Munoz Rivera Avenue
                          San Juan, Puerto Rico 00918

         EIGHT: BY-LAWS. The By-Laws of this Corporation may be adopted, altered, amended or repealed by either the stockholders or directors.

         NINTH: LIABILITY OF DIRECTORS. A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law, as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such amendment, modification or repeal.

         TENTH: INDEMNIFICATION. The Corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

         ELEVENTH: AMENDMENT. The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation, in accordance with the provisions of the General Corporation Law.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation this 10th day of November, 1997.


                                        By:/s/ AMNERIZ E. VELOSO
                                           ------------------------
                                           AMNERIZ E. VELOSO

                                                                     EXHIBIT B


         607.1301 DISSENTER'S RIGHTS; DEFINITIONS.

         The following definitions apply to Sections 607.1302 and 607.1320.

         (1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

         (2) "Fair Value," with respect to the dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         (3) "Shareholders' Authorization Date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to Section 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.


         607.1302 RIGHT OF SHAREHOLDERS TO DISSENT.

         (1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

               (a) Consummation of a plan of merger to which the corporation is a party:

                1. If the shareholder is entitled to vote on the merger, or

                2. If the corporation is a subsidiary that is merged with its parent under Section 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of Section 607.1104;

               (b) Consummation of the sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to Section 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

               (c) As provided in Section 607.0902(11), the approval of a control-share acquisition;

               (d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

               (e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

               1. Altering or abolishing any preemptive rights attached to any of his or her shares;

               2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares than being authorized of any existing or new class or series of shares;

               3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, of effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

               4. Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

               5. Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had therefore been cumulative;

               6. Reducing the stated dividend preference of any of the shareholder's preferred shares; or

               7. Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidations; or

               (f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his or her shares.

     (2) A shareholder dissenting from any amendment specified in paragraph
(1)(e) has the right to dissent only as to those of his or her shares which are adversely affected by the amendment.

     (3) A shareholder may dissent as to less than all the shares registered in his or her name. In that event, the shareholder's rights shall be determined as if the shares as to which he or she has dissented and his or her other shares were registered in the names of different shareholders.

     (4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc; or held of record but not fewer than 2,000 shareholders.

     (5) A shareholder entitled to dissent and obtain payment for his or her shares under this section may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

607.1320 PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS.

         1. (a) If a proposed corporate action creating dissenters' rights under
Section 607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of Sections 607.1301, 607.1302 and 607.1320. A shareholder who wishes to assert dissenters' rights shall:

         i. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for his or her shares if the proposed action is effectuated, and

         ii. Not vote his or her shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

                  (b) If proposed corporate action creating dissenters' rights under Section 607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of Sections 607.1301, 607.1302 and 607.1320 to each shareholder simultaneously with any request for the shareholder's written consent or, if such a request is not made, within ten (10) days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

         2. Within ten (10) days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his or her shares pursuant to paragraph 1(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

         3. Within twenty (20) days after the giving of notice to him or her, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating the shareholder's name and address, the number, classes, and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his or her certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

         4. Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection 5, to pay for his or her shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his or her shares shall cease, and the shareholder shall be reinstated to have all his or her rights as a shareholder as of the filing of his or her notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired, or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim if:

                  (a) Such demand is withdrawn as provided in this section;

                  (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

                  (c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

                  (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

         6. If within thirty (30) days after the making of such offer any shareholder accepts the same, payment for his or her shares shall be made within ninety (90) days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

         7. If the corporation fails to make such offer within the period specified therefor in subsection 5 or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of thirty
(30) days thereafter, then the corporation, within thirty (30) days after receipt of written demand from any dissenting shareholder given within sixty
(60) days after the date on which such corporate action was effected, shall, or at its election at any time within such period of sixty (60) days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requested that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his or her shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him or her within ten (10) days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

                           MARGO NURSERY FARMS, INC.

                      PROXY-SPECIAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Michael J. Spector and Alfonso Ortega, and each of them severally, as proxies, with full power of substitution, to vote on behalf of the undersigned all of the shares of the Common Stock of MARGO NURSERY FARMS, INC., a Florida corporation (the "Coompany"), which the undersigned is entitled to vote at a Special Meeting of Stockholders of the Company to be held at the offices of Pietrantoni Mendez & Alvarez, Suite 1901, Banco Popular Center, 209 Munoz Rivera Avenue, San Juan, Puerto Rico on Monday, December 15, 1997 at 10:00 a.m. (local time), and at any adjournment or postponement thereof, upon the following matters:

         (1) Consideration of a proposal to reincorporate the Company as a Puerto Rico corporation.

         (2) to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER ON THE OTHER SIDE HEREOF. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" EACH OF THE ABOVE PROPOSALS.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                                                               PLEASE MARK
                                                               YOUR VOTES AS
                                                               INDICATED IN
                                                               THIS EXAMPLE [X]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

PROPOSAL (1) Reincorporation of Margo as a Puerto Rico corporation.


FOR     AGAINST     ABSTAIN
[ ]      [ ]          [ ]

PROPOSAL (2) In the discretion of such proxies, upon such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

Dated:_________________________________________

_______________________________________________
            Signature of Stockholder

_______________________________________________
            Signature of Stockholder

WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
JOINT OWNERS SHOULD BOTH SIGN. PLEASE BE SURE TO
DATE THE PROXY AND RETURN THE SAME PROMPTLY.